EXHIBIT 10.19
DFC GLOBAL CORP.
2007 STOCK PLAN
NOTICE OF GRANT OF STOCK OPTION
     Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Dollar Financial Corp. (the “Company”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price: $

Number of Option Shares shares

Expiration Date:	[enter date, no later than 10 years from grant date]

Type of Option:	Incentive Stock Option

X Nonqualified Stock Option
     Exercise Schedule The option shares shall become vested and exercisable with respect to ______ of the option shares commencing on the Vesting Commencement Date, provided that Optionee remains in continuous status as an employee, director or consultant with the Company through each such date. In no event shall the Option become exercisable for any additional Option shares after the Optionee’s cessation of Continuous status as an employee, director or consultant.
     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Dollar Financial Corp. 2007 Equity Incentive Plan (the “Plan”) and in satisfaction of the applicable equity award described in the Employment Agreement. Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.
     Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee), DFG or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the Employment Agreement or in the attached Stock Option Agreement, as applicable.
DATED:

DFC GLOBAL CORP.

By:

Title:

OPTIONEE Signature

OPTIONEE — please print name clearly